UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Anzu Special Acquisition Corp I

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40133 (Commission File Number)	86-1369123 (IRS Employer Identification No.)

12610 Race Track Road, Suite 250 Tampa, FL (Address of principal executive offices)	33626 (Zip Code)

Registrant’s telephone number, including area code: (202) 742-5870

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one redeemable Warrant	ANZUU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	ANZU	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	ANZUW	The Nasdaq Stock Market LLC

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2023, Anzu Special Acquisition Corp I, a Delaware corporation (the “Company”), filed an amendment (the “Amendment”) to the Company’s amended and restated certificate of incorporation with the Secretary of State of the State of Delaware. The Amendment extends the date by which the Company has to consummate an initial business combination from March 4, 2023 to September 30, 2023 or such earlier date as determined by the Company’s board of directors (the “Board”). The Company’s stockholders approved the Amendment at the Special Meeting (as defined below).

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 28, 2023, the Company reconvened its special meeting of stockholders, which was originally scheduled for February 9, 2023, adjourned until February 21, 2023 and further adjourned until February 28, 2023 (the “Special Meeting”). At the Special Meeting, a total of 42,970,235 (80.89%) of the Company’s issued and outstanding shares of Class A common stock, par value $0.0001 per share (“Public Shares”), and Class B common stock, par value $0.0001 per share (together with the Public Shares, the “Common Stock”), held of record at the close of business on January 17, 2023, the record date for the Special Meeting, were present either in person or by proxy, which constituted a quorum.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting, which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 20, 2023 (as amended and supplemented from time to time, the “Proxy Statement”), were as follows:

Proposal No. 1 - The Extension Amendment Proposal – The stockholders approved a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate an initial business combination from March 4, 2023 to September 30, 2023 or such earlier date as determined by the Board (the “Extension Amendment Proposal”). Passage of the Extension Amendment Proposal required approval by the affirmative vote of at least 65% of the Company’s issued and outstanding shares of Common Stock. The voting results were as follows:

For	Against	Abstain
36,753,901	6,216,334	0

Proposal No. 2 - The Adjournment Proposal – The stockholders approved a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Stockholder Meeting, there are insufficient shares Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting or at the time of the Special Meeting to approve the Extension Amendment Proposal or if the Maximum Redemption Condition (as defined in the Proxy Statement) is not met and is not waived by the Board in its sole discretion (the “Adjournment Proposal”). Passage of the Adjournment Proposal required a majority of the Company’s outstanding shares of Common Stock. The voting results were as follows:

For	Against	Abstain
38,984,445	3,985,790	0

Although the Adjournment Proposal received sufficient votes to be approved, it was not presented for adoption and no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary given the passage of the Extension Amendment Proposal.

Item 8.01. Other Information.

In connection with the Special Meeting, stockholders holding 38,187,226 Public Shares exercised their right to redeem their shares for a pro rata portion of the funds in a trust account (the “Trust Account”) established to hold a portion of the proceeds of the Company’s initial public offering and the concurrent sale of private placement warrants. As a result, approximately $387.5 million (approximately $10.15 per Public Share) will be removed from the Trust Account to pay such holders and approximately $45.2 million will remain in the Trust Account. Following redemptions, the Company will have 4,312,774 Public Shares outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Amendment to Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 2, 2023

Anzu Special Acquisition Corp I

By:	/s/ Dr. Whitney Haring-Smith
Dr. Whitney Haring-Smith Chief Executive Officer